Exhibit 10.3

FIRST AMENDMENT TO

LETTER OF CREDIT FACILITY AGREEMENT

THIS FIRST AMENDMENT TO LETTER OF CREDIT FACILITY AGREEMENT (the “First Amendment” or this “Amendment”), effective as of the 31st day of May, 2011 (the “Amendment Effective Date”), is entered into by and among BLACK ELK ENERGY OFFSHORE OPERATIONS, LLC, a Texas limited liability company (the “Borrower”), the Guarantors party hereto (the “Guarantors”), the Lenders party hereto (the “Lenders”) and CAPITAL ONE, N.A., as Administrative Agent for the Lenders.

RECITALS

WHEREAS, the Borrower, the Lenders and the Administrative Agent entered into that certain Letter of Credit Facility Agreement dated December 24, 2010 (as amended, restated, supplemented or modified from time to time, the “Credit Agreement”); and

WHEREAS, the Borrower has entered into a purchase agreement with certain private sellers to purchase such sellers’ interests in various oil and gas properties in the U.S. Gulf of Mexico (the “Project Moose Acquisition”); and

WHEREAS, in connection with the Project Moose Acquisition, the Borrower has requested the Lenders and the Administrative Agent amend certain provisions of the Credit Agreement; and

WHEREAS, the Administrative Agent and the Lenders are willing to so amend the Credit Agreement subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants set forth in this Amendment, the Borrower, the Guarantors, the Lenders and the Administrative Agent agree as follows:

1. Defined Terms. Unless otherwise defined herein, capitalized terms used herein have the meanings assigned to them in the Credit Agreement.

2. Amendment to Commitment. As of the Amendment Effective Date, the aggregate amount of the Commitments is increased from $75,000,000 to $125,000,000.

3. Amendment to Section 1.01. Section 1.01 of the Credit Agreement is hereby amended as follows:

(a)	The definition of “Restricted Payment” in Section 1.01 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

“Restricted Payment” means:

(a) any dividend or any other payment or distribution on account of the Borrower’s or any of its Restricted Subsidiaries’ Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Borrower or any of its Restricted Subsidiaries) or to the direct or indirect holders of the Borrower’s or any of its Restricted Subsidiaries’ Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Capital Stock) of the Borrower or payable to the Borrower or a Restricted Subsidiary of the Borrower);

(b) the purchase, redemption or other acquisition or retirement for value (including, without limitation, in connection with any merger or consolidation involving the Borrower) any Equity Interests of the Borrower;

(c) any payment on or with respect to, or purchase, redemption, defeasance or other acquisition or retirement for value, (i) the Senior Notes or (ii) any Debt of Borrower or any Restricted Subsidiary that is subordinated to the Obligations; or

(d) make any Investment not permitted by Section 9.05 hereof.”

4. Amendment to Section 8.01(d). Section 8.01(d) of the Credit Agreement is hereby deleted and replaced with the following:

“(d) Certificate of Finance Officer - Quarterly Hedging Report. Concurrently with any delivery of financial statements under Section 8.01(b), on or before March 1 and July 1 of each year and at other times promptly upon the request of the Administrative Agent, a hedge position report setting forth a true and complete list of all Swap Agreements of the Borrower and each Subsidiary, the material terms thereof (including type, term, effective date, termination date and notional amounts or volumes), the net market-to-market value therefor, any new credit support agreements relating thereto not listed on Schedule 7.20, any margin required or applied under any credit support document, and the counterparty to each such agreement. Such report shall be accompanied by a certificate of a Financial Officer certifying the Borrower’s compliance with the covenant in Section 9.17 and specifically setting forth the calculations demonstrating such compliance.”

5. Amendment to Section 9.04. Section 9.04 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

“Section 9.04 Restricted Payments. The Borrower will not, and will not permit any Restricted Subsidiary to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, return any capital to its stockholders or make any distribution of its Property to its Equity Interest holders, except Restricted Subsidiaries may declare and pay dividends ratably with respect to their Equity Interests. Notwithstanding the foregoing, Borrower may make (a) Permitted Tax Distributions up to forty percent (40%) of the Consolidated Net Income of the Borrower provided no Default or Event of Default exists or would exist after giving effect to any such distribution and (b) in any calendar year, (i) distributions to Equity Interest holders and/or (ii) any repayment of the outstanding principal of the Senior Notes and/or the repurchase, redemption, defeasance or other acquisition or retirement for value of such Senior Notes, provided in no such event shall the aggregate amount of Restricted Payments made under subclauses (i) and (ii) above exceed fifty percent (50%) of the Consolidated Net Income for the Borrower after giving effect to the Permitted Tax Distributions made pursuant to (a) for the immediately prior calendar year, as reflected in the financial statements provided pursuant to Section 8.01; provided further, such Restricted Payments allowed in (a) and (b) above may be made only so long as (i) no Default or Event of Default exists or would exist after giving effect to any such distribution, and (ii) there is at least thirty percent (30%) of undrawn availability under the Borrowing Base after such distribution is made.”

6. Amendment to Section 9.17(c). Section 9.17(c) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

“(c) transactions entered into prior to May 31, 2011 under the BP Swap Agreement.”

7. Annex I. The Credit Agreement is hereby amended by deleting the existing Annex I to the Credit Agreement and inserting in its place Annex I hereto.

8. Ratification. The Borrower and Guarantors hereby ratify all of their respective Obligations under the Credit Agreement and each of the Loan Documents to which it is a party, and agrees and acknowledges that the Credit Agreement and each of the Loan Documents to which it is a party are and shall continue to be in full force and effect as amended and modified by this Amendment. Nothing in this Amendment extinguishes, novates or releases any right, claim, lien, security interest or entitlement of any of the Lenders or the Administrative Agent created by or contained in any of such documents nor is the Borrower nor any Guarantor released from any covenant, warranty or obligation created by or contained herein or therein.

9. Representations and Warranties. The Borrower and Guarantors hereby represent and warrant to the Administrative Agent and the Lenders that (a) this Amendment has been duly executed and delivered on behalf of the Borrower and Guarantors, (b) this Amendment constitutes a valid and legally binding agreement enforceable against the Borrower and Guarantors in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law, (c) the representations and warranties contained in the Credit Agreement and the Loan Documents are true and correct on and as of the date hereof in all material respects as though made as of the date hereof, (d) no Default or Event of Default exists under the Credit Agreement or under any Loan Document and (e) the execution, delivery and performance of this Amendment has been duly authorized by the Borrower and Guarantors.

10. Conditions to Effectiveness. This Amendment shall be effective on the Amendment Effective Date only if the following are satisfied on or before such Amendment Effective Date:

(a)	the receipt by the Administrative Agent of this Amendment fully executed by all parties hereto;

(b)

the receipt by the Administrative Agent of the duly executed Amended and Restated Notes payable to the order of each Lender that has requested a Note in a principal amount equal to its Maximum Credit Amount dated as of the date hereof;

(c)	the payment to the Administrative Agent of all fees that are due and all expenses, including any billed fees and disbursements of Andrews Kurth LLP, in connection with this Amendment;

(d)

the receipt by the Administrative Agent of a certificate of the Secretary or an Assistant Secretary of Borrower and each Guarantor setting forth i) resolutions of its board of directors with respect to the authorization of such Borrower or Guarantor to execute and deliver this Amendment, the Mortgages, the Mortgage Amendments and other documents executed in connection with Amendment to which it is a party and to enter into the transactions contemplated in those documents, ii) the officers of such Loan Party (y) who are authorized to sign the Amendment, the Mortgages, the Mortgage Amendments and other documents executed in connection with Amendment to which the Borrower and/or each Guarantor is a party and (z) who will, until replaced by another officer or officers duly authorized for that purpose, act as its representative for the purposes of signing documents and giving notices and other communications in connection with this Amendment and the Project Moose Acquisition, iii) specimen signatures of such authorized officers, and iv) the articles or certificate of incorporation and bylaws of such Loan Party, certified as being true and complete. The Administrative Agent and the Lenders may conclusively rely on such certificate until the Administrative Agent receives notice in writing from the Borrower to the contrary;

(e)	the receipt by the Administrative Agent of certificates of the appropriate State agencies with respect to the existence, qualification and good standing of Borrower and each Guarantor;

(f)

the receipt by the Administrative Agent of a compliance certificate which shall be substantially in the form of Exhibit D to the Credit Agreement, duly and properly executed by a Responsible Officer and dated as of the date of Amendment Effective Date;

(g)

the receipt by the Administrative Agent of the opinions of Vinson Elkins LLP, special counsel to the Borrower, and Liskow & Lewis, special Louisiana counsel to the Borrower, in form and substance satisfactory to Administrative Agent;

(h)

the receipt by the Administrative Agent of a certificate of insurance coverage of the Borrower evidencing that the Borrower is carrying insurance in accordance with Section 7.12 of the Credit Agreement;

(i)

the receipt by the Administrative Agent of a certificate of a Responsible Officer of the Borrower certifying that the Borrower has received all consents and approvals required for this Amendment and the Project Moose Acquisition;

(j)	the receipt by the Administrative Agent of appropriate judgment, tax, bankruptcy and UCC search certificates; and

(k)	the receipt by the Administrative Agent of such other documents as the Administrative Agent or its special counsel may reasonably request.

11. Counterparts. This Amendment may be signed in any number of counterparts, which may be delivered in original or facsimile form each of which shall be construed as an original, but all of which together shall constitute one and the same instrument.

12. Governing Law. This Amendment, all Notes, the other Loan Documents and all other documents executed in connection herewith shall be deemed to be contracts and agreements under the laws of the State of Texas and of the United States of America and for all purposes shall be construed in accordance with, and governed by, the laws of Texas and of the United States.

13. Continuing Effect of the Credit Agreement. This Amendment shall not constitute a waiver of any provision not expressly referred to herein and shall not be construed as a consent to any action on the part of the Borrowers or Guarantors that would require a waiver or consent of the Lenders or an amendment or modification to any term of the Loan Documents except as expressly stated herein. Except as expressly modified hereby, the provisions of the Credit Agreement and the Loan Documents are and shall remain in full force and effect.

14. References. The words “hereby,” “herein,” “hereinabove,” “hereinafter,” “hereinbelow,” “hereof,” “hereunder” and words of similar import when used in this Amendment shall refer to this Amendment as a whole and not to any particular article, section or provision of this Amendment. References in this Amendment to an article or section number are to such articles or sections of this Amendment unless otherwise specified.

15. Headings Descriptive. The headings of the several sections and subsections of this Amendment are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Amendment.

16. Release by Borrower and Guarantors. Borrower and each Guarantor does hereby release and forever discharge the Administrative Agent and each of the Lenders and each affiliate thereof and each of their respective employees, officers, directors, trustees, agents, attorneys, successors, assigns or other representatives from any and all claims, demands, damages, actions, cross-actions, causes of action, costs and expenses (including legal expenses), of any kind or nature whatsoever, whether based on law or equity, which any of said parties has held or may now or in the future own or hold, whether known or unknown, for or because of any matter or thing done, omitted or suffered to be done on or before the actual date upon which this Amendment is signed by any of such parties (i) arising directly or indirectly out of the Credit Agreement, Loan Documents, or any other documents, instruments or any other transactions relating thereto and/or (ii) relating directly or indirectly to all transactions by and between the Borrower or Guarantors or their representatives and the Administrative Agent and each Lender or any of their respective directors, officers, agents, employees, attorneys or other representatives and, in either case, whether or not caused by the sole or partial negligence of any indemnified party. Such release, waiver, acquittal and discharge shall and does include, without limitation, any claims of usury, fraud, duress, misrepresentation, lender liability, control, calling of the Credit Agreement into default, exercise of remedies and all similar items and claims, which may, or could be, asserted by any of the Borrower or Guarantors.

17. Final Agreement of the Parties. THIS AMENDMENT, THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the date first above written.

BORROWER:

BLACK ELK ENERGY OFFSHORE OPERATIONS, LLC, a Texas limited liability company

By:	/s/ James Hagemeier
James Hagemeier
Vice President

GUARANTORS:

BLACK ELK ENERGY FINANCE CORP., a Texas corporation

By:	/s/ James Hagemeier
James Hagemeier
Vice President

BLACK ELK ENERGY LAND OPERATIONS, LLC, a Texas limited liability company

By:	/s/ James Hagemeier
James Hagemeier
Vice President

Signature Page to First Amendment to Letter of Credit Facility Agreement

ADMINISTRATIVE AGENT, ISSUING BANK AND LENDER:

CAPITAL ONE, N.A.

By:	/s/ Eric Broussard
Name:	Eric Broussard
Title:	Senior Vice President

Signature Page to First Amendment to Letter of Credit Facility Agreement

EXHIBIT A

ANNEX I

LIST OF MAXIMUM CREDIT AMOUNTS

Name of Lender	Applicable Percentage	Maximum Credit Amount
Capital One, N.A.	100.00%	$125,000,000.00

TOTAL

	100.00%	$125,000,000.00